Exhibit 1

SCHEDULE OF FUNDED DEBT AT DECEMBER 31, 2018

None.

SCHEDULE OF ANNUAL AMORTIZATION OF FUNDED DEBT OUTSTANDING AT DECEMBER 31, 2018

(IN MILLIONS OF U.S. DOLLARS)

None.

1